Exhibit 7

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


                  THIS AMENDMENT NO. 1 to the Rights Agreement (the "Agreement") dated as of February 5, 1996 by and between Webster Financial Corporation (the "Company") and ChaseMellon Shareholder Services, L.L.C. ("Chase") is entered into as of November 4, 1996 by and between the Company and American Stock Transfer & Trust Company ("AST").

                  WHEREAS, the Company has appointed AST as the successor Rights Agent under the Agreement; and

                  WHEREAS, Section 21 of the Agreement currently provides that any successor Rights Agent shall have "at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000," and the Company has waived such requirement with respect to AST;

                  NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Unless the context otherwise indicates, terms used in this Amendment without definition shall have the respective meanings set forth in the Agreement.

                  2. Section 21 of the Agreement is hereby amended by deleting the words "a combined capital and surplus of at least $100,000,000" and replacing it with the words "a combined capital and surplus of at least $10,000,000."

                  3.   All    references  in   the   Agreement  to  "ChaseMellon
Shareholder Services, L.L.C." shall be deemed to be references to "American Stock Transfer & Trust Company."

                  4. Section 26 of the Agreement is hereby amended by deleting the address of the Rights Agent and replacing it with the following:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, NY  10005

                           Attention:  Shareholder Services
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                  5.   Except as otherwise  specifically  provided  herein,  all
terms, provisions, covenants, representations, warranties, agreements, and conditions of the Agreement shall remain unchanged and in full force and effect.

                  6. Each reference to the terms "Agreement," "hereof," "hereunder," and words of similar import contained in the Agreement shall, upon execution of this Amendment be deemed to be a reference to the Agreement, as amended by this Amendment, and each such reference in all other documents related thereto shall be deemed to be a reference to the Agreement as amended hereby;

                  7. To facilitate execution, this Amendment may be executed in counterparts, and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signatures of, or on behalf of each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement, and it shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures, of or on behalf of, all of the parties hereto.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Amendment No. 1 to Rights Agreement to be executed on its behalf as of the date set forth above.

                                                  WEBSTER FINANCIAL CORPORATION
Attest:

By   /s/ Lee A. Gagnon                             By  /s/ James C. Smith
     -----------------                                 ----------------------
     Name:  Lee A. Gagnon                              Name:  James C. Smith
      Title: Secretary                                 Title: Chairman and Chief
                                                              Executive Officer


Attest:                                            AMERICAN  STOCK  TRANSFER   &
                                                        TRUST COMPANY

By   /s/ Susan Silber                              By  /s/ Herbert J. Lemmer
     ----------------                                  ---------------------
     Name:  Susan Silber                               Name:  Herbert J. Lemmer
     Title: Assistant Secretary                        Title: Vice President